**中国水饮料集团（China Water and Drinks Inc.）**

**和 And**

**李瑞盘先生 Mr. Li Sui Poon**

**关于华鼎企业有限公司 100%已发行股股份的**

**In respect of 100% issued shares of**

**PROSPER FOCUS ENTERPRISE LIMITED**

# 股份买卖协议

# Share Purchase Agreement

**签约时间：2008 年 6 月 12 日**

**Execution Date: June 12, 2008**

**签约地点：香港**

**Execution Place:** Hong Kong

# 目 录

# Table of Content

# 股份买卖协议

# SHARE PURCHASE AGREEMENT

本股份买卖协议（“**本协议**”）由以下双方于 2008 年 6 月 12 日签订：

This Share Purchase Agreement (this "**Agreement**") dated June 12, 2008 is entered into by and between:

**中国水饮料集团**，一家根据美国内华达州法律设立的、在美国场外电子柜台交易市场(OTCBB)上市的公司，OTCBB 代码为 CWDK,详見附表 1.（“**买方**”）；

**CHINA WATER & DRINKS INC.,** a company incorporated under the laws of Nevada of the United States of America and listed and traded on the Over The Counter Bulletin Board (OTCBB) under the symbol of CWDK, particulars of which set out in Schedule 1 hereto (the "**Purchaser**");

与

and

**李瑞盘先生**，一位香港居民 (以下簡称"**卖方**")。

**Mr. Li Sui Poon,** a Hong Kong resident (the "**Seller**").

买方和卖方可单独称为"**一方**"，合称为"**双方**"。

The Seller and the Purchaser maybe hereinafter referred to individually as a "**Party**" and collectively as the "**Parties**".

**前 言**

**Preamble**

**鉴于**，华鼎企业有限公司是一家根据香港法律合法设立并有效存续的公司，其有关资料载于本协议附件二（以下簡称"**公司**"）。

**Whereas**, **PROSPER FOCUS ENTERPRISE LIMITED** is a company duly incorporated and validly existing under the laws of Hong Kong, the particulars of which are set out in Schedule 2 hereto (the "**Company**").

鉴于，卖方合法、实际持有公司的普通股 1 股("公司股份"),占公司已发行总股份的 100%。

**Whereas**, as of the date of hereof, the Seller is the registered and beneficial owner of one (1) common share of the Company (the "Company Share"), representing 100% of the aggregate issued share capital of the Company.

鉴于，公司持有广州大峡谷蒸馏水有限公司("**广州大峡谷**")67%的股权。广州大峡谷是一家根据中国法律合法设立并有效存续的中外合资的有限责任公司。

**Whereas**, the Company holds 67% equity interest in Guangzhou Grand Canyon Distilled Water Co., Ltd. ("**Guangzhou Canyon**"), which is a Sino-Foreign Joint Venture limited liability company duly incorporated and validly existing under the laws of the PRC.

鉴于，卖方同意根据本协议的条款和条件出售及转让其所持有公司普通股份,买方同意根据本协议的条款及条件购买及受让转让股份。

**Whereas**, the Seller has agreed to sell and transfer to the Purchaser the Sale Shares (as defined in Article I below) pursuant to the terms and conditions contained in this Agreement, and the Purchaser has agreed to purchase and acquire the Sale Shares pursuant to the terms and conditions contained herein.

经友好磋商，双方就股份买卖事宜，达成协议如下：

**AND NOW IT IS HEREBY AGREED** as follows:

## 第一条 定义

## Article 1 Definitions And Interpretation

1.1 如上下文无特别说明，下列缩语在本协议中使用时，具有如下含义：

For the purpose of this Agreement, unless otherwise expressed or required by context, the following terms as used herein shall have the following meanings:

(a) “**关联方**”指任何公司、合伙企业、联合体或其他实体直接或间接的控制或被控制或共同受制于本协议一方,“**控制**”为此定义的目的，指本协议一方对该实体的股权直接或间接地部分拥有。

“**Affiliate**” means any corporation, partnership, trust or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with a Party; “**control**” for the purpose of this definition being taken to mean direct or indirect ownership of any equity holders of a Party of any part of the equity interest in said entity.

(b) “**本协议**”指本《股份买卖协议》。

“**Agreement**” means this Share Purchase Agreement.

(c) “**审计报告**”指广州大峡谷截至 2007 年 12 月 31 日的美国 GAAP 审计报告。

“**Audit Report**” means the US GAAP audited financial reports of Guangzhou Canyon for the fiscal year ended December 31, 2007.

(d) “**业务**”指公司或广州大峡谷在本协议签署之日按照其各自适用法律及有关主管机关的要求及有效营业执照的规定持续开展或正在开发的经营活动，其中，广州大峡谷的业务包括: 生产直接饮用水 (瓶装蒸馏水, 瓶装纯净水), 并销售本企业产品。

“**Business**” means the business activities legally carried out or to be developed by the Company or Guangzhou Canyon in accordance with their respective applicable laws, governmental requirements and provision of their valid business licenses. The business of Guangzhou Canyon shall consist of manufacturing and sales of drinking water products (bottled distilled water, bottled purified water).

(e) “**工作日**”指除去星期六或星期日及法定假日的香港的商业银行通常开门营业日。

“**Business Day**” means any day on which commercial banks in Hong Kong are open for business except Saturdays, Sundays or statutory holidays.

(f) “交割”指按照本协议第 5 条的规定完成转让股份的买卖。

“**Closing**” means the completion of the sale and purchase of the Sale Shares in accordance with Article 5 hereof.

(g) **“交割日”**指“本协议第 5.1 条所规定的交割发生的日期.。“**Closing Date**” means the date on which Closing takes place in accordance with Article 5.1.

(h) **“对价”**指本协议第 3.1 条所规定的、买方应支付给卖方的用于购买转让股份的全部价款。

“**Consideration**” means the full consideration for the sale and purchase of the Sale Shares as set out in Article 3.1 hereof.

(i) **“负担”**指任何类型的限制，包括对使用权、表决权、收益权的限制，或其他任何所有权性质的权利的行使的限制，包括任何担保物权和任何第三方权利。

“**Encumbrance**” means any restriction of any kind, including any restriction on use, voting, receipt of income, or exercising of any other attribute of ownership, including any Security Interests and any third party rights.

(j) “港币”指香港法定货币。

“**HKD**” means Hong Kong dollars, the lawful currency of Hong Kong.

(k) “香港”指中华人民共和国香港特别行政区。

“**Hong Kong**” means Hong Kong Special Administrative Region of PRC.

(l) “**知识产权**”指任何发明、专利、经注册的设计、设计权利、数据库权利、著作权、邻接权、专有技术以及商标、商用软件、商用计算机程序、商誉以及上述各项权利的未决申请（如适用）。

“**Intellectual Property Rights**” means all inventions, patents, registered designs, design rights, database rights, copyrights, neighboring rights, know-how, trademarks, commercial software, commercial computer program,

goodwill and the pending applications with respect to the above (if applicable).

(m) **"管理报表"**指广州大峡谷在管理报表日的未经审计的资产负债表以及损益表。

"**Management Accounts**" means the un-audited balance sheet and the un-audited profit and loss account(s) of Guangzhou Canyon.

(n) **"管理报表日"**指截至转让股份的交割完成日当月的前最后一日。

"**Management Accounts Date**" means the last day of the month prior to Closing Date.

(o) **"重大不利变化"**指任何单独或共同对转让股份的价值、公司或广州大峡谷的业务、运营效益、资产、财务状况、发展前景或本协议拟进行的交易有重大不利影响的变化、事件或影响（包括但不限于管辖法律的任何变化或当地或国际水饮料市场的变化或恶化等）。

**"Material Adverse Change"** means any change, event or effect that individually or in the aggregate might have a material adverse effect on the value of Sale Shares, the Company's or Guangzhou Canyon's business, results of operations, assets, financial condition or the transactions contemplated by this Agreement (including without limitation any change of governing laws or the change or deterioration of local or international water drinks markets).

(p) **"中国"**指中华人民共和国，为本协议之目的，不包括香港、澳门特别行政区及台湾地区。

"**PRC**" means the People's Republic of China, and for purpose of this Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region.

(q) **"转让股份"**指本协议第 2.1 条所定义的股份。

"**Sale Shares**" means the shares as defined in Article 2.1 of this Agreement.

(r) “**子公司**”指香港法例第 32 章、《公司条例》所定义下的公司的任何子公司。

“**Subsidiary**” means any subsidiary of the Company (as defined in the Companies Ordinance, Chapter 32 of the Laws of Hong Kong).

(s) “**税项**”指香港、中国或任何其他地方的政府部门或机构征收的任何形式和任何性质的税收、税赋、收费或关税，包括但不限于：利得税、暂缴利得税、利息税、财产税、不动产税、土地使用费、土地增值税、所得税、增值税、预提税、个人所得税、印花税、资本税、遗产税、供款及其他任何与税项相关的利息、罚款、罚金、附加罚款。

“**Taxation**” means all forms of tax, duty, rate, levy or other imposition imposed by any governmental authority or any regulatory body in Hong Kong, PRC, or elsewhere, including without limitation, capital gain tax, provisional capital gain tax, interest tax, property tax, real estate tax, land use fees, increment tax on land value, income tax, value added tax, withholding tax, individual income tax, stamp duty, capital duty, estate tax, contribution and any interest, fine, penalty or surcharge in connection with any such Taxation.

(t) “**美元**”指美利坚合众国法定货币。

“**USD**” means United States dollars, the lawful currency of the United States of America.

1.2 解释

**Interpretation**

(a) 本协议中各条款的标题仅为方便参阅而设，没有法律效力，不影响对本协议的解释或理解。单数词语在适当的情况下亦包括复数，反之亦然。

The headings to the Articles of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement. Words and expressions in the singular include the plural and vice versa.

(b) 本协议附件应被视为本协议的组成部分，具有同等法律效力。

The Schedules herein shall be deemed to form part of this Agreement with equal legal effect.

(c) 本协议项下所提及的"人"包括任何公众组织、任何人、公司或非公司组织。

Reference to persons includes any public body and any body of persons, corporate or unincorporated.

## 第二条 股份的买卖

## Article 2 Purchase of the Sale Shares

2.1 受限于本协议各条款，卖方在此同意向买方出售、转让和交付，且买方同意基于卖方的陈述与保证从卖方购买公司股份、受让和接受，无任何抵押、质押、留置、负担、索赔和其他第三方者权益的、公司股份（含在本协议签署日以后所产生的权益，包括任何就该等股份于本协议签署日以后可获派发的公司股份或股息、分红等权益），

Subject to the terms and conditions contained in this Agreement, the Seller hereby agrees to sell and the Purchaser, in reliance on the Seller's representations and warranties, agrees to purchase from the Seller the Company Share, free from any mortgages, pledges, liens, Encumbrances, claims, and other third party rights whatsoever and together with all rights attached to the Company Share after the date of this Agreement including any shares to be allotted, dividend and bonus or other interests to be distributed attached to the Company Share after the date of this Agreement ("**Sale Shares**").

## 第三条 对价及支付

## Article 3 Consideration and Payment

3.1 根据本协议之相关条款和条件，按照广州大峡谷 2007 年 12 月 31 日审计报告为基准，转让股份的转让对价总计为一千九百一十万美元(USD$19,100,000.00) ("对价")。

Subject to the terms and conditions hereof, based on the value of Guangzhou Canyon recorded in the audited reports dated 31 December 2007, the consideration for the Sale Shares shall be US$19,100,000.00 (the "**Consideration**"),

3.2 双方同意，对价按照以下方式分 3 笔支付：

The Parties agree that payments shall be made by the Purchaser in three installments in accordance with the following methods:

(a) 买方已向卖方支付了该项替在收购的定金 一千零二十万五千一百二十八美元二十美分 (USD$10,205,128.20)。

The Purchaser has previously paid to the Seller USD$10,205,128.20 as a deposit and in connection with the potential acquisition of the Sale Shares.

(b) 如本协议第 4.1 条所述先决条件未能满足，双方应同意对本协议之股份买卖事宜重新协商，同时买方有权按照审计结果要求调整对价或单方无条件终止本协议。如果买方在十个工作日内终止本协议，卖方应在无条件地将已支付对价全部退回买方指定的账户。

If the preconditions set forth in Article 4.1 are not met to the satisfaction of the Purchaser, the two parties agree to renegotiate the terms of this Agreement. Additionally, the Purchaser has the right to adjust the Consideration based on the results of the Audit report or to unilaterally and unconditionally terminate this Agreement. If the Purchaser terminates this Agreement, within 10 Business Days the Seller shall unconditionally refund to the Purchaser, at the Purchaser's designated account, the full Consideration previously paid by the Purchaser to the Seller.

(c) 如本协议第 4.1 条所述先决条件全部满足，买方将于交割日向卖方支付 六百九十八万四千八百七十一美元八十美分（USD$6,984,871.80),加上述

3.2(a)条款所支付的一千零二十万五千一百二十八美元二十美分，卖方将收到一千七百一十九万美元，占收购价的 90%。

If the preconditions set forth in Article 4.1 are met to the satisfaction of the Purchaser, the Purchaser will pay to the Seller USD$6,984,871.80 at Closing. Together with the amounts paid under Article 3.2(a) of $10,205,128.20, the Seller will have received USD$17,190,000.00, representing 90% of the Consideration.

(d) 买方将剩下的百分之十的一百九十一万美元将支付给卖方，并在买家递交2009 年度报告的十个工作日内（约至 2010 年 3 月 31 日）以现金的方式支付至卖方的指定帐户，但须满足以下三个前提条件：

(i) 2008 年的税后纯利润将比 2007 年的税后纯利润增长 20%（两者都必须以美国认可的审计为标准）;

(ii) 2009 年的税后纯利润将比 2008 年的税后纯利润增长 20%（两者都必须以美国认可的审计为标准); 以及,

(iii) 根据美国认可的审计标准所作的审计中，广州大峡谷 2007 年的财务报表无须实质性的重审。

如果上述中任何一个条件没有被满足，剩下的一百九十一万美金将会被没收。并且买方无须再向卖方支付任何余款。

The remaining 10 percent of the Consideration, representing USD$1,910,000.00, shall be paid in cash to the Seller, at Sellers designated account, within 10 Business Days of the completion of the Purchaser's 2009 annual report (estimated to be completed by March 31, 2010) subject to satisfaction of all of the following conditions:

(i) an increase in the 2008 after tax net income of Guangzhou Canyon of 20% over the 2007 after tax net income (both based on audits prepared in accordance with U.S. GAAP),

(ii) an increase in the 2009 after tax net income of Guangzhou Canyon of 20% over the 2008 after tax net income (both based on audits prepared in accordance with U.S. GAAP), and

(iii) no material restatement to the 2007 financial statements of Guangzhou Canyon as audited in accordance with U.S. GAAP).

If any of the preceding conditions is not met, the USD$1,910,000.00 will be forfeited and no further payments shall be made by the Purchaser to the Seller.

## 第四条 先决条件

## Article 4 Conditions Precedent

4.1 双方同意，本协议项下股份买卖的交割应以如下条件经买方认可已全部满足为条件：

The Parties agree that the Closing contemplated hereunder shall be conditional upon the following conditions being fulfilled to the satisfaction of the Purchaser:

(a) 本协议双方就签署和履行本协议以及转让股份，获得一切必要同意、授权或其他批准。本协议已经双方授权代表合法签署并生效。

The Parties hereto have obtained all necessary consents, authorization or other approvals in connection with the entering into and performance of this Agreement and transfer of the Sale Shares.

(b) 卖方在本协议中所做出的陈述、承诺与保证在本协议签署之日和在交割之日在所有方面是真实、准确和完整的，卖方在本协议签署之日起直至并包括交割日的期间内没有违反本协议的任何规定或条款。

All the representations, covenants and warranties provided by the Seller hereunder are true, accurate and complete in all respects. The Seller is not in breach of any stipulations or terms and conditions hereunder commencing from the date of this Agreement to the Closing Date (including the Closing Date).

(c) 卖方已经向买方提供最新的公司文件，且买方已在香港公司注册机构核实并确认卖方为公司的唯一合法股东。

The Seller has provided the latest corporate documents of the Company to the Purchaser, and Purchaser has verified at Hong Kong corporate registration institute confirming that the Seller is the sole shareholder of the Company.

(d) 公司有效设立并合法存续，卖方已按照有关管辖法律完成对公司的出资，合法持有公司的股份。

The Company has been duly incorporated and validly existing and the Seller have fully contributed to the Company in accordance with the applicable laws and thus duly holding all shares of the Company.

(e) 买方已完成对公司及广州大峡谷的尽职调查（包括但不限于，财务、技术、业务、环境、法律，等等），结果令买方满意。

The Purchaser has completed satisfactory due diligence investigation on the Company and Guangzhou Canyon (including but not limited to, finance, technique, business, environment, legal, etc.).

(f) 有合法资质的机构已出具针对公司和广州大峡谷的资产评估报告及审计报告，结果令买方满意。

Legally qualified institutions have issued assets appraisal reports and audit reports on the Company and Guangzhou Canyon which are satisfactory to the Purchaser.

(g) 如果买方在进行对公司和广州大峡谷的尽职调查中发现重大不利变化，双方应对本协议的股份转让及其对价等事项重新协商，买方有权按照评估和审计结果调整对价。如卖方不接受买方调整后的对价，则买方有权经书面通知卖方而单方、无条件撤回本协议项下拟进行的股份买卖并终止本协议，买方该等行为不构成对本协议的违反。

In the event of any Material Adverse Change discovered in the due diligence investigation on the Company and Guangzhou Canyon, the Purchaser has the

right to adjust the Consideration as per the appraisal result and audit results. If the Purchaser does not accept the adjusted Consideration, then the Purchaser through written notice to the Seller has the right to unilaterally unconditionally withdraw from the proposed transaction hereunder and terminate this Agreement, and the Purchaser's such activities shall not constitute breach of this Agreement.

(h) 公司通过并出具经核证为真实的公司董事会决议，该决议条款为本协议各方同意，尤其包括了载于第 4.1(a)条所述内容。

A certified true copy of the board resolutions of the Company in the agreed terms has been made and issued by the Company, the contents of which shall be agreed by the Parties and shall include, inter alias, the terms and conditions set out in Article 4.1(a) below.

(i) 卖方已协助买方依照香港有关法律法规、公司章程及股东协议规定的程序完成对公司董事会的改组。改组后的公司董事会成员为 1 名，全部由买方提名并依照香港有关法律法规和公司章程规定的程序委任为公司董事会成员。

The Seller has assisted the Purchaser to complete the restructuring of the Board of Directors of the Company in accordance with relevant procedures as required by relevant laws and regulations of Hong Kong, the Articles of Association of the Company and the Shareholder Agreement. After the restructuring, the Board of Directors of the Company shall be composed of one member, all of which shall be nominated by the Purchaser in accordance with relevant procedures as required by relevant laws and regulations of Hong Kong and the Articles of Association of the Company.

(j) 卖方依照中国有关法律法规、广州大峡谷章程规定的程序完成广州大峡谷董事会的改组，改组后的广州大峡谷董事会成员共计 3 名，其中 2 名由买方提名并依照中国有关法律法规和广州大峡谷章程规定的程序委任为广州大峡谷董事会成员。

The Seller has completed the restructuring of the Board of Directors of Guangzhou Canyon in accordance with relevant procedures as required by relevant laws and regulations of PRC, and the Articles of Association of

Guangzhou Canyon. After restructuring, the Board of Directors of Guangzhou Canyon shall be composed of three members, two of which shall be nominated by the Purchaser and shall be appointed as the board members of Guangzhou Canyon in accordance with relevant procedures as required by relevant laws and regulations of PRC and the Articles of Association of Guangzhou Canyon.

(k) 卖方承诺将无条件和不可撤销地放弃使用广州大峡谷所拥有的商标和品牌。

The Seller has committed to unconditionally and irrevocably renounce the use of any trademark and brand of Guangzhou Canyon.

(l) 卖方承诺将无条件和不可撤销地放弃使用广州大峡谷所所拥有的专利权及专利申请权项下的知识产权。

The Seller has committed to unconditionally and irrevocably renounce the use of any franchises and patent applications under the Intellectual Property Rights of Guangzhou Canyon.

(m) 自 2007 年 1 月 1 日起，公司及广州大峡谷未发生或存在任何重大不利变化。

No Material Adverse Change has occurred or exists in the Company and Guangzhou Canyon as of 2007-1-1.

4.2 本协议签署后，双方应尽各自最大的努力满足上述 4.1 条的条件在不迟于 2008 年 6 月 30 日或双方另行书面约定的日期得以实现。如届时上述先决条件未能全部实现，非违约方有权经书面通知对方终止本协议（除本协议第 9、10、11.4、11.6、11.7 条继续有效外），由违约方承担违约责任。

The Parties shall use their respective best efforts to satisfy the conditions precedent in Article 4.1 above by no later than June 30, 2008 or the date otherwise agreed by the Parties. If the above conditions precedent have not been fully fulfilled by then, the Purchaser shall have the right to terminate this Agreement by written notice (except Articles 9, 10, 11.4, 11.6 and 11.7 which shall remain to be effective) and the Seller shall be liable for breach.

## 第五条 交割

## Article 5 Closing

5.1 受限于第 7 条之规定，双方应在第 4 条所述先决条件满足之日起第五个工作日在公司的住所地或本协议各方不时以书面形式同意的其他时间及/或地点对转让股份进行交割（“交割日”）。

Subject to Article 7 hereof, Closing shall take place at the domicile of the Company on the fifth business day after the fulfillment of the conditions precedent described in Article 4 above or at such other place and/or at such other time as the Parties hereto may agree in writing from time to time ("**Closing Date**").

5.2 双方在交割日各自应交付附件所载之文件。

On the Closing Date, the Seller shall deliver to the Purchaser, inter alias, the documents set forth in Schedule 6 hereto.

5.3 卖方确保公司及广州大峡谷应分别召开董事会按照买方要求的方式完成上述第 4.1(i)条及第 4.1(j)条所述的公司及广州大峡谷的董事委任。

The Seller shall guarantee that the Company and Guangzhou Canyon shall convene board meetings respectively to appoint directors as stipulated in Article 4.1(i) and Article 4.1(j) in accordance with the requirements of the Purchaser.

5.4 买方确保在交割日按照第 3.2(c)条规定向卖方支付余款。

The Purchaser shall guarantee to pay the remaining consideration on the Closing Date in accordance with Article 3.2(c) above.

5.5 双方应各自尽最大努力协助并促使公司完成与此次股份买卖相关的更新股东名册并在公司登记机构办理相关注册手续。

The Parties shall use respective best efforts to assist and procure that the Company updates its register of members and conducts relevant registration procedure at corporate registration institute of Hong Kong.

## 第六条 陈述,保证与约定

## Article 5 Representations, Warranties and Covenants

6.1 卖方在此向买方做出如下陈述与保证：

The Seller makes the following statements and guarantees to the Purchaser as below:

6.1.1 信息

Information

(a) 公司的董事、高级职员、审计员、财务顾问、法律顾问或行政人员在磋商本协议过程中给与买方或其法律顾问、会计师或代理人的所有信息在任何方面是真实和准确的，不存在任何误导。

All information which has been given by the directors, officers, auditors, financial advisers, legal representatives or officials of the Company to the Purchasers or to the legal representatives, accountants or agents of the Purchaser in the course of the negotiation leading to this Agreement is true and accurate in all respects and not misleading in any respect.

(b) 载于前言里的事实在任何方面均是真实和准确的。

The facts set out in the Preamble are true and accurate in all respects.

(c) 对一个有意购买转让股份的买方而言，所有关于转让股份、公司业务及事务的属于重大披露的事实已经披露给买方，并且，卖方对可能合理影响一名有意交易的买方按照本协议的条件购买转让股份的意愿的任何事实或情况并不知悉。

All facts concerning the Sale Shares and the business and affairs of the Company material for disclosure to an intending purchaser of the Sale Shares

have been disclosed to the Purchaser and the Seller is not aware of any facts or circumstances which might reasonably affect the willingness of a willing purchaser to purchase the Sale Shares on the terms of this Agreement.

6.1.2 转让股份

Shares Transfer

卖方对转让股份享有完全的所有权，除卖方外，任何人对转让股份不享有任何性质的权利，也不对公司任何未发行的股份或借入资本（如有）享有任何权利；转让股份上没有设置任何质押、他项权益或任何负担。

The Seller shall have the proprietary right over the Sale Shares to be transferred. No other third party has any kind of rights over the Sale Shares to be transferred, nor any un-issued shares or loan capital (if any); there is also no pledge, other beneficial interests or Encumbrance over the Sale Shares to be transferred.

6.1.3 会计报表

Accounts Statement

(a) 公司审计报表和管理帐户已按照公司成立地法律和美国 GAAP 有关规定编制，并根据公司成立地适用的会计准则和实务保持其一致性，并依照公司成立地适用的会计准则的标准和美国 GAAP 进行审计。

The Audit Report and Management Accounts have been prepared in accordance with the laws of the country where the company was legally registered and established at ("**Resident Country**"), and U.S. GAAP, and on a consistent basis in accordance with generally accepted accounting principles and practices in the Resident Country; and audited in accordance with all applicable Statements of standard Accounting Practice of the Society of Accountants in the Resident Country and U.S. GAAP.

(b) 除审计报告所述，公司的财务报表的金融和会计政策没有发生任何重大变化

Except as set forth in the Audit Report, there have been no major changes in the financial and accounting policies underlying the financial statements of the Company.

(c) 审计报表和管理帐户(i)真实、公平展示了公司的资产、责任、承诺资本和公司的经营情况; (ii)保存或提供全部的折旧费用，所有坏账、疑账，和其他所有责任、现状、或有事件或其他以及至审计报表日期或管理帐户日为止存在的全部财务承诺；(iii)保存或提供公司至审计报表日期为止应该缴纳的包括意外或延期责任的全部税款以及公司是否有或可能有任何要求第三人退还该笔款项的权利。

The Audit Report and the Management Accounts (i) show a true and fair view of the assets, liabilities, capital commitments and the state of affairs of the Company, (ii) reserve or provide in full for depreciation and all bad and doubtful debts and all other liabilities, actual, contingent or otherwise and for all financial commitments in existence at the Audit Report date or the Management Accounts Date; (iii) reserve or provide in full for Taxation including any contingent or deferred liability for which the Company was liable at the Audit Report date or the Management Accounts Date and whether or not the Company has or may have any right of reimbursement against any other person.

(d) 全部报表、账簿、登记、总账、财务和无论任何形式的公司的财务记录都已准确恰当地进行了完整的纪录。

All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of the Company have been fully properly and accurately kept and completed.

6.1.4 自审计报表日做出的改变

Changes Since the Audited Accounting Date

自审计报表日期起：

Since the Audited Accounting Date:

(a) 公司以正常的营业状态维持稳定的持续经营状态；

The business of the Company has been carried on in the ordinary course and so as to maintain the same as a going concern.

(b) 公司审计报告或管理帐户中并未体现任何资产和责任的实质改变（无论是实际的或视条件发生的），并且根据报表所体现对公司的有形资产评估的净价值没有发生削减，公司的财务状况或贸易前景也没有发生任何相反的改变；

No material changes have occurred in the assets and liabilities (whether actual or contingent) shown in the Audit Report or Management Accounts and there has been no reduction in the value of the net tangible assets of the Company on the basis of valuation adopted in the Audit Report and Management Accounts and there has been no adverse change in the financial position or trading prospects of the Company.

(c) 公司的经营没有因任何重要合同或客户或供货渠道的丧失或任何其他非正常因素而受到负面影响，并且卖方对任何可能造成该类负面影响的任何因素均不知情；

The business of the Company has not been adversely affected by the loss of any important contract or customer or source of supply or by any abnormal factor and the Seller are not aware of any facts which are likely to give rise to any such effects.

(d) 公司审计报告和管理帐户中没有关于股息、红利或分配的陈述、支付或任何例外规定，也没有通过任何与其有关的股东决议。

No dividends, bonuses or distributions have been declared, paid or made except as provided for in the Audit Report and Management Accounts and no shareholders' resolutions have been passed.

6.1.5 税项

Taxation

(a) 公司已经按照适用法律和有关主管税务机关的要求适当和及时的向有关税务机关递交了真实、完整的纳税申报表及相关文件，除卖方在本协议签订

之前在买方对广州大峡谷进行尽职调查过程中披露给与买方的信息之外，公司已支付了所有其应付税务；

The Company has duly and timely submitted all of the genuine, complete Taxation returns and other relevant documents to relevant competent Taxation authorities in accordance with applicable laws and requirements of such Taxation authorities. And except the information disclosed to the Purchaser during the due diligence on Guangzhou Canyon before the execution of this Agreement, the Company has duly paid all of the Taxation payable by it.

(b) 除公司正常的营业过程中产生的税务责任外，公司无任何现存的、或有的或延期支付的税务责任。

The Company does not have any current, or contingent, or delayed payment of Taxation liability except those which occurred in the ordinary course of business of the Company.

(c) 除卖方在本协议签订之前在买方对广州大峡谷进行尽职调查过程中披露给与买方的信息之外，公司也不存在任何违反税项方面法律、法规的行为，公司未接到有关政府机关就税项事宜对公司提出的任何置疑、调查或处罚通知，也不存在有关政府机关就税项事宜对公司提出的任何置疑、调查或处罚的风险。

Except as disclosed to the Purchaser through the due diligence on the Company or Guangzhou Canyon before the execution of this Agreement, the Company does not have any violation of any relevant tax laws and regulations, nor has the Company received any notice of or has in existence any risks of any inquiry, or investigation, or penalty by any relevant governmental authorities in relation to the Taxation issues.

(d) 如果因卖方在交割前的经营活动（包括但不限于任何交易、行为、遗漏、状况及情况，且无论该事由是否已向买方披露或为买方所知悉）直接或间接导致公司于交割成后所发生的税项责任由卖方承担；

Any Taxation liability incurred by the Company after the Closing due directly or indirectly to the business conducts on behalf of the Seller before the Closing

(including but not limited to any other transaction, conduct, omission, situation and circumstances no matter whether these matters have been disclosed to the Purchaser or acknowledged by the Purchaser) shall be borne by the Seller.

(e) 如果发生前款所述情形，卖方应用其在公司中享有的股东分红款或用其持有公司的与税项责任同等价值的股份（该股份的价值按照本协议项下的转让股份的作价标准为计算依据，以确定拟转让股份的具体比例）抵偿给买方或其指定任何第三方的方式承担 5.4 条项下的税项弥偿责任。

Upon the occurrence of the above-mentioned situations, the Seller shall use its dividends payable by the Company or its shares of the Company with the value equivalent to the Taxation liability (the value of the share shall be calculated in accordance with the pricing standard of the Sale Shares under this Agreement so as to determine the ratio of the shares to be transferred) to repay the Purchaser or any other third party designated by the Purchaser to perform the Taxation Indemnity under Article 5.4 of this Agreement.

6.1.6 资产

Assets

公司报表和管理帐户中包括的或至审计报告日期止所购买的资产以及全部的被公司使用的资产均为公司合法地、实益地所有，并且除卖方在签订本协议之前在买方对公司及广州大峡谷进行尽职调查中向买方披露的以外，不存在任何抵押、收费、留置或其它类似的阻碍性质的权利；资产也不受限于任何租赁协议、分期付款或以可延期条款为基础的买卖协议；资产为公司持有或在公司的控制之下；资产情况良好；资产包含了公司完全并有效持续其正常营业所需要的全部资产。

The assets included in the Management Accounts or acquired since the Audit Report and all assets used by the Company are legally and beneficially owned by the Company free from any mortgage, charge, lien or similar encumbrance except those which had been fully disclosed to the Purchaser during the due diligence course on the Company and Guangzhou Canyon conducted by the Purchaser before the execution of this Agreement; are not the subject of any

agreement of lease, hire purchase or sale on deferred terms; are in the possession or under the control of the Company; are in good condition; and comprise all the assets required to enable the Company to carry on its business fully and effectively in the ordinary course.

6.1.7 知识产权

Intellectual Property

无论是在广州大峡谷成为公司的全资子公司或本协议项下的买卖完成以前，公司对其商标（无论是否是注册商标）、商号、专利、专有技术、版权、邻接权、名称、网站域名、商用软件、商用计算机程序及其它知识产权有一个完整的所有权（包括但不限于使用、收益、处分、转让、担保的权利）或合法的使用权。公司没有在过去的经营过程中运用或被要求运用任何其不合法拥有或并不拥有的知识产权或其它类似权利。公司本身及其工作人员以及其雇员从未侵犯任何第三方的知识产权或受到任何侵犯知识产权的索赔，也不存在任何悬而未决的申请或诉讼程序。

The Company has complete title (including but not limited to the right of use, obtaining benefit, disposal, transfer and mortgage) or lawful right of use its trade marks (either registered or un-registered), trade names, patents, know-how, copyrights, neighboring rights, names, website domain names, commercial software, commercial computerized program and other intellectual properties. The Company has not in carrying on its business in the past used or required to use, and does not own, any intellectual property rights or similar rights. Neither the Company nor any of its staff or employees, has infringed any third party's Intellectual Property Rights or is subject to any claims for infringement of Intellectual Property Right, and no claims have been made and no applications or proceedings are pending. The Company did not use or was required to use any illegally owned or not owned intellectual properties or other similar rights. The Company and its employees and staff did not infringe any other third party's intellectual property rights or forced to compensate to any other third party for such infringement. The Company is not involved in any pending litigation or proceeding.

6.1.8 保险

Insurance

所有的与公司权益有关的当前的保险合同的细节均以书面形式向买方进行全面披露；所有这些保险合同均完整有效，且不是无效或可撤销的；在该类保险合同项下，不存在任何未解决的索赔，且不存在任何可能导致索赔的情况或状态存在或发生的情形；没有任何可能导致保险费增长的行为发生或遗漏；并且没有任何可能导致保险合同无效或可撤销的行为发生或遗漏。

Details of all current insurance policies in respect of which the Company has an interest have been disclosed in writing to the Purchaser; all such policies are in full force and effect and are not void or avoidable; no claim is outstanding or may be made under any of such policies and no event has occurred or circumstances exist which are likely to give rise to any claim; nothing has been done or omitted to be done which is likely to result in an increase in premium; and nothing has been done or omitted to be done which would make any such policy of insurance void or avoidable.

6.1.9 房地产

Real Estate

(a) 公司租赁使用被公司占据的土地以及建筑。

The Company has leased, and used the land and premises.

(b) 除卖方在本协议签署前在买方对公司进行尽职调查过程中向买方所披露的以外，公司所有有关地契和文件，租用、租赁或许可使用合同或其它对房地产占有相联系的权利或其它所有类似赋予该类权利的协议（无论书面还是口头）的全部准确的细节都应已向买方披露，并且与上述地契、文件，租用、租赁或许可使用合同和协议的内容条款在各个方面均相符合。

Except those which have been disclosed to the Purchaser during the due diligence course conducted by the Purchaser on the Company before the execution of this Agreement, full and accurate particulars of all title deeds and documents, tenancy, lease or license agreement or other rights of occupation

relating to the Property or any agreements (whether written or oral) to grant the same have been disclosed to the Purchaser and the Company has in all respects observed and complied with the provisions of all such deeds, documents, tenancies, leases and agreements.

(c) 公司已按照租赁协议或其它相关协议的规定全额付清各自协议项下的价款。

The Company has fully paid in the price payable according to the Lease Agreement or any other relevant Agreement respectively.

6.1.10 公司合同

Contracts

(a) 公司不是如下任何合同的一方：(i) 任何一方处于违约；(ii)该合同受本次转让股份的买卖的影响；(iii)该合同可被任何一方解除、撤销、终止。

The Company is not a party to any of the following contracts: (i) under which any party is in default; (ii) which may be affected by reason of the sale of the Sale Shares; (iii) which may be rescinded, avoided or terminated by any party thereto.

(b) 公司不存在任何重大的、长期的、需负法律责任的或不正常的对其有约束力的合同或承诺，也不存在以非公平方式达成或以非正常业务程序达成的合同；

The Company has no material, long term, onerous or unusual contracts or commitments binding upon it nor any contract entered into otherwise than on an arms length basis or otherwise than in the ordinary course of business.

(c) 公司就其提供或约定提供的货物或服务没有做出任何保证、承诺或做出任何陈述，也没有接受任何可能在提供该等任何货物或服务后产生任何责任的义务。

The Company has given no guarantee, condition or warranty or made any representation in respect of goods or services supplied or contracted to be

supplied by it or accepted any obligations that could give rise to any liabilities after any such goods or services have been supplied by it.

6.1.11 营业

Business

(a) 公司已经获得并继续有效持有及已遵守一切正常开展其业务所需的证照和同意，并且，据卖方所知悉和认为，不存在任何表明该等证照或同意将被撤销或不能换发的情形。特别是广州大峡谷正常和合法开展其经营范围的业务所需的所有政府批复、执照、许可和认证，包括但不限于全国工业产品生产许可证、卫生许可证以及有关环保测评和审批以及在建工程的竣工验收将能按照有关法律法规和主管部门的要求获得更新和核准，不会被撤销或不能换发或受到任何其他不利影响。

The Company has obtained, maintained in force and complied with all necessary licenses and consents required for the proper carrying on of its business and to the best of its knowledge, information and belief of the Seller there are no circumstances which indicate that any such licenses or consents will be revoked or not renewed. Especially those governmental approvals, certificates, permits and authentications required to conduct ordinary business of Guangzhou Canyon within its legal business scope, including but not limited to Production Permit, Hygiene Permit, and relevant environmental impact assessment report and the approval thereof, official project assessment and acceptance for the construction in process in accordance with relevant laws and regulations which will not be revoked, renewed or adversely affected.

(b) 公司已经遵守一切适用的法律和规章，不存在违反香港、中国或美国或任何他国法律法规之情势。公司的营销网络、营销模式、销售行为以及任何其他相关的商业行为，除尽职调查披露外，截至本协议签署之日没有受到有关政府主管部门的追索或处罚；本协议签署之后，也不会由于本协议交割完成日之前发生的营销网络、营销模式、销售行为以及任何其他相关的商业行为或事由受到有关政府主管部门的追索或处罚。

The Company has complied with all applicable legislation and regulations and is not in breach of any requirement of laws and regulations in Hong Kong, China or the United States or any other country. The marketing network, marketing mode, distribution conduct and any other relevant commercial conducts in relation to the Company or its products have not been punished or claimed by any relevant competent governmental authorities as of the date of this Agreement. After execution of this Agreement, there will not be any claim or penalty against the Company by any relevant governmental authorities due to the marketing network, marketing mode, distribution conduct and any other relevant commercial conducts of Company's products which occurred before the Closing of this Agreement.

(c) 公司所有的记录、系统、管理数据和信息由公司自己独家所有，并由公司直接控制。

All the Company's records, systems, controls date and information are under the exclusive ownership and direct control of the Company.

6.1.12 关联交易

Affiliated Transaction

公司与其关联方的交易、转移任何资源或公司义务或任何其他商业行为已经向买方披露，且是建立在公平合理的基础上，不存在任何违反适用法律法规，也不存在被任何主管机关警告、追索或处罚的情况。

All transactions or transfer of any resources or responsibilities by the Company, or any other commercial conducts with its affiliates have been fully disclosed to the Purchaser and the above-mentioned conducts are on a fair and reasonable basis without any violation of applicable laws and regulations, nor any warning, recourse or penalties from competent governmental authorities.

6.1.13 债务

Debt

(a) 除记载于公司审计报告或管理报表中的债务以外，公司不存在任何未偿付的借款或负债。

Except the debts recorded in the Audit Report or the Management Accounts, the Company has not any other outstanding borrowing or indebtedness in the nature of borrowing.

(b) 除卖方在在本协议签订之前在买方对公司尽职调查中向买方披露的以外，公司没有签署也不受限于任何其他保证、补偿或其他对第三方的义务进行担保的存在未决义务或或有义务的协议。

Except those disclosed to the Purchaser during the due diligence course on the Company conducted by the Purchaser before execution of this Agreement, the Company has not entered into and is not bound by any guarantee, indemnity or other agreement to secure an obligation of a third party under which any liability or contingent liability is outstanding.

6.1.14 环境保护

Environment Protection

(a) 公司的厂房、设备、生产线、建筑物及其设计均完全遵循了当时有效的适用法律以及截至本协议签署之日仍有效的所有有关土地管理、环境保护、水及土地资源保护、建筑标准，防火及工人安全的法律、法规、规章及许可。

The site, facilities, assembly lines, the buildings and the designs thereof of the Company are in full compliance with the applicable laws in force for the time being, and with laws, regulations, rules, and permits related to land administration, environmental protection, water and soil conservation, construction standards, fire prevention and worker safety in effect as of the date hereof.

(b) 在公司的厂房、设备、生产线及建筑物之下、上及周围均没有早先及现已存在的环境污染，无论该污染是否因机器设备的运作引起或由其他原因引起。

There is no pre-existing environmental contamination under, above or around the site, facilities, assembly lines and the buildings, whether due to the operation of the machinery and facilities or otherwise.

(c) 公司能够毫无障碍或困难地为厂房、设备、生产线及建筑物取得并保持所有必要的废物、废气及废水处理和类似服务，且该等服务应能完全遵循并符合一切有关土地管理、环境保护、水及土地资源保护、建筑标准、防火以及工人安全的相关的法律、法规及规章。

There are no impediments or difficulties to the Company being able to obtain and maintain for the site, facilities, assembly lines and the buildings all necessary waste disposal, waste water treatment services and the like in full compliance with all relevant laws, regulations and rules related to land administration, environmental protection, water and soil conservation, construction standards, fire prevention and worker safety.

(d) 公司的厂房、设备、生产线及建筑物对政府或非政府方均无任何有关环境方面的负债或义务，也未收到来自政府或非政府方面的任何索赔、调查、处罚或其他程序。

The site, facilities, assembly lines and the buildings are free from any environmental liabilities to and claims, investigation, penalty and other proceedings from both government and non-government Parties.

6.1.15 劳动争议和劳动合同

Labor Dispute and Labor Contract

(a) 公司与其员工均已签订有合法、有效且可执行的劳动合同，且公司未涉及与其雇员的争议、仲裁或诉讼程序。截至交割日之前的二年内，公司劳动合同的内容及签署和履行不存在任何重大调整。

The Company has entered into lawful, effective and enforceable employment contracts with its employees. The Company is not involved in any dispute, arbitration or lawsuit proceedings pending with any of its employees. There are no material adjustments in respect of the contents of the employment contracts and the execution and performance thereof within two years before the date of the Closing.

(b) 公司已经根据适用法律的要求为其员工投保了适当的社会或其他保险，且按期全额缴纳相关保险金，亦按适用法律的要求为其员工作出任何须作出的供款（包括但不限于公积金的供款）或安排。

The Company has made proper social or other insurances for its employees in accordance with the applicable laws and the payment of all the relevant insurance fees has been timely made. And the Company has made any contributions (including without limitation the housing fund) or arrangement required for its employees in accordance with the applicable laws.

(c) 截至本协议签署之日，公司没有为所有的或任何董事、高级管理人员或员工引入任何股权激励计划，股权期权计划或收益分红或其他类似激励计划。

As of the date of this Agreement, the Company has not introduced any share incentive scheme, share option scheme or profit sharing bonus or other such incentive scheme for all or any of its directors, key management or employees.

6.1.16 诉讼及违法行动

Litigation and Violation

(a) 公司不涉及也不代替任何人涉及任何民事诉讼、刑事诉讼或仲裁程序，不存在针对公司或任何该等人士的未决程序或威胁。据卖方所知悉和认为，不存在可能引发该等程序的事实。

Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is involved in any civil, criminal or arbitration proceedings, and no such proceedings are pending or threatened against the Company or any such person and to the best knowledge, information and belief of the Seller there are no facts likely to give rise to any such proceedings.

(b) 不存在关于公司的政府或其他调查、或资信或纪律程序的情形，也不存在任何未决调查、质询、程序或其威胁。据卖方所知悉和人为，不存在可能引发该等调查、质询或程序的事实。

There are no governmental or other investigations or inquiries or disciplinary proceedings concerning the Company, none is pending or threatened and, to the best knowledge, information and belief of the Seller there are no facts likely to give rise to such investigations, inquiries or proceedings.

6.1.17 单一投资

Single Investment

除买方对广州大峡谷进行尽职调查中卖方向买方披露的以外，公司（在本条中，公司指本协议前言 A 段之定义）未进行任何业务经营或参与任何第三方业务的经营或与任何第三方签署任何协议或合同，或对任何第三方进行出资或投资，或对广州大峡谷以外的任何公司、机构或商号持有任何股份、股权、产权或利益（无论是否以公司名义或委托他人或代他人持有该等股份、股权、产权或利益）。

Save as disclosed to the Purchaser by the Seller during the due diligence conducted by the Purchaser on Guangzhou Canyon, the Company has neither conducted or engaged in any business of or entered into any agreements or contracts with or contributed or invested in any third party, nor has the Company held any shares, equity, property or interests (whether holding any such shares, equity, property or interests in the capacity of the Company or through empowering any other party or being authorized by any other party) in any companies, institutions or firms except in Guangzhou Canyon.

6.1.18 广州大峡谷的注册资本

Registered Capital of Guangzhou Canyon

广州大峡谷的注册资本已全部妥为按时出资，相关的出资已妥为完成。

Guangzhou Canyon has duly and timely paid in full the registered capital and relevant contribution has been duly completed.

6.1.19 合规

Compliance

公司在任何时候及在任何方面均已按照适用法律法规和其公司章程的规定开展其业务，不存在任何违反法律法规或公司章程的行为。

The Company has carried out its business in accordance with the applicable laws and regulations and its articles of association at any time and in all respects. The Company has no conduct in contravention of any laws or regulations or its articles of association.

6.1.20 其他

Miscellaneous

(a) 公司是根据香港法律合法设立并有效存续之法律实体，能够独立承担其法律责任。

The Company is a legal entity, which is duly established, and validly existing in accordance with the applicable laws of Hong Kong and could bear legal liabilities independently.

(b) 卖方签署以及履行本协议并不违反任何法律、法规或公司的任何组织文件或其与任何第三方签署的任何协议。

The execution or performance of this Agreement shall not be in violation of any applicable laws, regulations, its articles of association or any terms of its by-laws or any agreements to which it is a party.

(c) 本协议的签署及履行均已取得其决策机构及其他一切必要的批准、许可、同意或授权，其具有一切必要的权利、权力与能力签署本协议并履行本协议项下的所有义务和责任。

The Purchaser has obtained all necessary approvals, permits, consents or authorization in connection with the entering into and performance of this Agreement and has obtained all necessary rights, powers and capacity to execute and perform all of the obligations and liabilities under this Agreement.

(d) 卖方完全负责公司股权在正式转让日及之前所可能产生一切相关债务及民事和刑事责任。

The Seller shall be liable for any possible debt, civil liabilities and criminal liabilities related to the shares of the Company that occurred before the transfer date.

(e) 在签署本协议后，卖方不对公司经营策略、管理结构进行改变。如公司经营状况有较大变化时，则卖方必须马上通知买方。

After the execution of this Agreement, the Seller will not change the Company's operation strategy or management structure. In the event of any major change to the Company's operation, the Seller shall notify the Purchaser immediately.

(f) 在本条下，除非特别指明，公司指包括其自身及其关联方，包括但不限于广州大峡谷及其子公司和分公司，卖方对在本协议中向买方做出的陈述、保证及承诺同样适用于公司及其关联方；卖方应确保公司及其关联方，包括但不限于广州大峡谷及其子公司和分公司按照本协议下的该等陈述、保证及承诺履行义务及责任。

Unless there was any other special stipulation otherwise, in this Article the Company shall mean itself and its Affiliate, including but not limited to Guangzhou Canyon and its subsidiaries and branches. The representation, warranties, and undertaking made by the Seller to the Purchaser in this Agreement shall also be applicable to the Company and its Affiliates; the Seller shall procure and ensure that the Company and its Affiliates, including but not limited to Guangzhou Canyon and its subsidiaries and branches will perform their obligations and responsibilities in accordance with these warranties, representatives and promises hereunder.

(g) 本协议项下的陈述与保证在本协议签署之日至交割日（包括交割日）均为真实和准确，不存在任何误导。

All of the representations and warranties herein are as at the date hereof and will be for all times up to and including the Closing Date, true and correct in all respects and not misleading in any respect.

(h) 其在本协议所述陈述、保证、承诺中所享有的权利将在交割日之后继续存在，并继续保持完全的法律效力，且不应受到买方知悉的关于公司及广州大峡谷的任何信息的影响。

The Purchaser's rights in respect of each of the said representations, warranties, undertakings and indemnities contained herein will survive the Closing Date and continue in full force and effect notwithstanding the Closing Date and shall not be affected by any information relating to the Company and Guangzhou Canyon of which the Purchaser has knowledge.

(i) 其承认买方是基于信赖卖方所做出的陈述、保证与承诺陈述而签订本协议。

The Seller acknowledges that the Purchaser is entering into this Agreement in reliance upon representations in the terms of the representations, warranties, undertakings made by the Seller.

(j) 其就本条所述的卖方陈述、保证及承诺所享有的权利及救济应不受买方或代表买方的任何人对公司及广州大峡谷尽职调查调查的影响。

The rights and remedies of the Purchaser in respect of the representations, warranties, undertakings shall not be affected by any due diligence investigation made by or on behalf of the Purchaser into the affairs of the Company and Guangzhou Canyon.

(k) 本条所述陈述、保证及承诺的任何部分应被解释为分别和独立的，并且除非另有明确相反的规定，不应受本协议或任何其他承诺的任何其他条款的援引或推论的限制或约束。

Any of the representations, warranties and undertakings set out in this Article shall be construed as separate and independent and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other term of this Agreement or any other Warranty.

(l) 在交割日之前，如果本条所述陈述、保证及承诺的任何部分不真实、不准确、存在误导或在任何方面没有完全及/或及时履行，或卖方在交割之日

或之前不能或未能按照本协议要求行事，且如果卖方知道前述情况，卖方应立即通知买方。在这些情形下，买方无义务完成转让股份买卖的交割，并且，买方可以书面通知解除本协议。在此情况下，卖方须全面履行其在本协议第 7 条项下的责任，并且除在第 9、10、11.4、11.6、11.7 条所述义务外，本协议双方各自在本协议项下的进一步义务得以免除，且不损害任何一方就之前存在的违约所享有的权利。

Prior to the Closing Date, if any of the representations, warranties or undertakings set out in this Article is found to be untrue, inaccurate or misleading or has not been fully and/or punctually carried out in any respect, or in the event of the Seller becoming unable or failing to do anything required under this Agreement to be done by it at or before the Closing Date, and if any of the aforesaid comes to the knowledge of the Seller, the Seller shall forthwith notify the Purchaser thereof, and in all these events, the Purchaser shall not be bound to procure the completion of the sale and purchase of the Sale Shares and may by notice in writing rescind this Agreement, in which event the Seller shall perform all the duties under Article 7 and the Parties hereto shall be discharged from their respective further obligations hereunder except for their obligations under Articles 9、10、11.4、11.6 and 11.7 and without prejudice to the rights of either party in respect of antecedent breaches.

6.2 买方在此向卖方做出如下陈述与保证：

The Purchaser hereby represents and warrants to the Seller:

(a) 其为在美国内华达州法律下合法设立并有效存续的公司。

The Purchaser is a company which is duly established and validly existing in accordance with the laws of the State of Nevada of USA.

(b) 其签署以及履行本协议并不违反任何适用法律、法规、其章程或其他组织文件或其与其作为一方或约束其的任何重大合同或协议或与之相冲突。

The execution or performance of this Agreement shall not be in violation of any applicable laws, regulations, ordinances, its Articles of Association or any terms of its by-laws or any material contracts or agreements to which it is a party or binding on itself or its assets.

(c) 本协议的签署及履行均已取得其决策机构及其他一切必要的批准、许可、同意或授权，其具有一切必要的权利、权力与能力签署本协议并履行本协议项下的所有义务和责任。

The Purchaser has obtained all necessary approvals, permits, consents or authorization in connection with the entering into and performance of this Agreement and has obtained all necessary rights, powers and capacity to execute and perform all of the obligations and liabilities under this Agreement.

(d) 买方承诺在本协议项下之股份买卖交割完成后，维系公司既有的组织架构，全力支持公司业务的发展，根据业务的需要提供资金支持。

The Purchaser undertakes that after Closing of the transaction contemplated hereunder, it will keep the Company's current organization structure, support the Company's business development in full, and provide capital support to the Company as per the need of business.

(e) 其在本协议上签字的代表，已获得适当授权，有权代表其签署本协议。

The representative signing on this Agreement has been duly authorized, having the right to execute this Agreement on behalf of the Purchaser.

(f) 其将按照本协议的规定，向卖方足额支付本次股份转让价款。

The Purchaser shall pay the Consideration in full to the Seller according to this Agreement.

(g) 其在本协议中所作的陈述、保证及承诺在任何方面在本协议签订之日及以后均为真实、正确、完整，不存在任何误导。

The representations, warranties and undertakings made by the Purchaser in this Agreement are, as at the date hereof and afterwards, true and correct and complete in all respects and not misleading in any respect.

## 第七条　违约及救济

## Article 7　Breach of Agreement and Remedies

7.1　如果在交割日前卖方在本协议中所做之任何陈述、保证与约定是虚假、不实或不完整的，或其违反本协议下之任何条文契约，或其未履行其在本协议项下的任何承诺和义务，则买方除享有且不损害其享有的任何其他权利和救济外，应有权书面通知卖方解除本协议，且：

If prior to the Closing Date, it becomes apparent that the Seller is in breach of any of the representations, warranties or covenants hereunder, the Purchaser shall be entitled, in addition to and without prejudice to all other rights and remedies available to the Purchaser in respect thereof, to rescind this Agreement by notice in writing to the Seller to that effect whereupon:

(a)　卖方应立即全额赔偿买方因卖方之违约而发生或者遭受的所有损失、损害、费用与本协议的谈判、草拟及解除本协议有关的所有成本、费用及开支（包括但不限于所有的法律和其他专业费用以及支出），并把买方已支付的对价的任何部分立即全额退还与买方。

the Seller shall forthwith indemnify the Purchaser in full for and against all costs, charges and expenses (including, but not limited to, all legal and other professional fees and expenses) incurred by the Purchaser in connection with the negotiation, preparation and rescission of this Agreement; and the Seller shall forthwith refund the Purchaser in full for any part of the Consideration that has been paid by the Purchaser.

(b)　除本协议第 9、10、11.4、11.6、11.7 继续有效外，本协议任何其他条款应终止效力。

All other provisions of this Agreement shall cease and terminate except for Article 9, 10, 11.4, 11.6 and11.7 hereof.

7.2　在交割日后，卖方谨此同意补偿买方就如下任何行动开始之前或之后遭受的全部成本（包括全部的法律费用）或支出：

After the Closing Date, the Seller hereby agrees to indemnify the Purchaser in respect of all its costs (including all its legal costs) or expenses which the Purchaser may incur either before or after the commencement of any action in connection with:

(a) 关于卖方做出的陈述、保证或约定不真实或误导或未被遵守的理赔。

The settlement of any claim that any of the representations, warranties or covenants are untrue or misleading or have been breached;

(b) 买方因卖方做出的陈述、保证或约定不真实或误导或未被遵守而提起且买方被判胜诉的任何法律诉讼。

Any legal proceedings in which the Purchaser claims that any of the representations, warranties or covenants are untrue or misleading or have been breached and in which judgment is given in favor of the Purchaser; or

(c) 对任何该等理赔或判决的执行。

The enforcement of any such settlement or judgment.

7.3 如果非出于本协议任何一方的原因，第 4.1 条所述先决条件在第 4.2 条所述条件完成日或之前没有完全实现或本协议第 5 条所述交割在第 5.1 条所述交割日或之前没有完成，除非本协议另有约定，则任何一方无权就其因签署及履行本协议所产生的成本、费用、支出或其他相关损失向他方索赔。

In the event that, due to any reasons other than any of the Parties hereof, all of the Conditions Precedent as set out in the Article 4.1 have not been fulfilled on or prior to the Satisfaction Date of Conditions as specified in Article 4.2, or the Closing as set out in Article 5 has not been completed on or prior to the Closing Date, any of the Parties hereof has no right to claim against the other Party in respect of the cost, fees, expenses or any other relevant losses arising out of the execution and performance of this Agreement, unless otherwise agreed.

7.4 如果由于卖方原因，第 4.1 条所述先决条件在第 4.2 条所述条件完成日或之前没有完全实现，或本协议第 5 条所述交割在本协议第 5.1 条所述交割日或之前没有完成，则视为卖方违约，在此情况下：买方有权按照第 4.2

条的约定选择解除本协议，并要求卖方按照适用法律的规定及本协议的约定向买方承担损害赔偿责任，并且卖方应于买方书面提出股份买卖对价退还要求后五个工作日内全额退还买方已经支付的所有对价；或买方有权选择不解除本协议，但卖方仍应按照适用法律的规定及本协议的约定向买方承担损害赔偿责任。

In the event that, due to the reasons of the Seller hereof, all of the Conditions Precedent as set out in the Article 4.1 have not been fulfilled on or prior to the Satisfaction Date of Conditions as specified in Article 4.2, or the Closing as set out in Article 5 has not been completed on or prior to the Closing Date, the Seller shall be deemed to have breached this Agreement. Under such circumstances, the Purchaser has the right to choose to rescind this Agreement according to Article 4.2 and to require the Seller to bear the liabilities of compensating the Purchaser for damages pursuant to any applicable laws and this Agreement and the Seller shall fully refund to the Purchaser all of the Consideration the Purchaser has paid within five Business Days after the requirement of refunding of the Consideration is made in writing by the Purchaser; or the Purchaser shall have the right not to choose to rescind this Agreement, nonetheless the Seller shall bear the liabilities of compensating the Purchaser for damages in accordance with the applicable laws and this Agreement.

7.5 如果由于买方原因，第 4.1 条所述先决条件在第 4.2 条所述条件完成日或之前没有完全实现或第 5 条所述交割在第 5.1 条所述交割日或之前没有完成，则视为买方违约.

In the event that, due to the reasons of the Purchaser hereof, all of the Conditions Precedent as set out in the Article 4.1 have not been fulfilled on or prior to the Satisfaction Date of Conditions as specified in Article 4.2, or the Closing as set out in Article 5 has not been completed on or prior to the Closing Date, the Purchaser shall be deemed to have breached this Agreement.

7.6 买方根据本条的规定享有的权利不应限制其基于陈述、承诺及保证未被遵守或被证明不真实或存在误导而主张全额损害赔偿的权利或能力。

The rights of the Purchaser pursuant to this Article 7 shall not restrict any of its rights or its ability to claim damages on any basis available to it in the event of a

breach of any of the Representations, Warranties or any of them proving to be untrue or misleading.

7.7 如果卖方违约导致买方无法获得股权转让或者获得股权转让后又丧失的，买方有权解除本协议，卖方须偿还首付款 一千零二十万五千一百二十八美元二十美分 再加上五百万美金的赔偿金及承担本协议 7.1 款规定的责任。

If the Purchaser could not acquire the Sale Shares or lose the Sale Shares after obtains due to the Seller's breach of this Agreement, the Purchaser has the right to terminate this Agreement. In such situation, the Seller shall repay the USD$10,205,128.20 down payment plus USD$5,000,000.00 penalty and bear the liabilities stipulated in Article 7.1 hereof.

**第八条 不可抗力**

**Article 8 Force Majeure**

8.1 不可抗力是指超出双方控制范围的、无法预见并且无法克服的事件，该等事件使得本协议一方部分或者完全不能履行本协议。该等事件包括限于火灾、洪水、地震、台风、战争、罢工、暴动、政府行为、法律规定或其适用发生变化，或者其他任何无法预见、避免或控制的事件，包括在国际商务实践中通常被认定为不可抗力的事件。

"Force Majeure" shall mean all events which are beyond the control of the Parties hereto, and which are unforeseen, unavoidable and insurmountable, and which prevent full or partial performance by either of the Parties. Such events shall include earthquakes, typhoons, epidemic, food, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

8.2 不可抗力的后果

Consequences of Force Majeure

(a) 如果发生不可抗力事件，一方在本协议项下收不可抗力影响的义务在不可抗力造成的延误期间自动终止，并且其履行期限自动延长，延长期间为终止的期间，该方无须为此承担违约责任。

If an event of Force Majeure occurs, a Party's contractual obligations affected by such an event hereunder shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.

(b) 提出收不可抗力影响的一方应及时书面通知对方，并在不可抗力事件发生后十(10)日内向对方提供不可抗力发生及其持续期间的充分证据。提出受不可抗力影响的一方还应尽一切合理的努力排除不可抗力。

The Party claiming Force Majeure shall promptly inform the other Parties in writing and shall furnish within ten (10) days thereafter sufficient proof of the occurrence of Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.

(c) 如果发生不可抗力事件，本协议双方应立即进行磋商，寻求一项公正的解决方案（例如，将本协议之履行延迟至各方同意的将来某一天或终止本协议）。双方并应尽一切合理努力将不可抗力的影响降至最小。

If the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution (such as, to postpone the performance of this Agreement to a date agreed by the Parties, or terminate this Agreement) and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

**第九条 管辖法律及争议解决**

**Article 9 Governing Law and Dispute Settlement**

9.1 本协议的效力、解释和履行及由此产生的争议的解决应受香港法律管辖。

The validity, interpretation, implementation and resolution of dispute arising therefrom shall be governed by the laws of Hong Kong.

9.2 凡因与本协议有关之任何争议、纠纷或索赔(“**争议**”)，均应由协议双方努力通过友好协商之方式进行解决。如果某一争议未在一方向另一方首次书面提出进行协商之日后六十(60)个工作日内通过友好协商解决，则任何一方可将该争议提交香港国际仲裁中心在香港按照其届时有效的仲裁程序规则进行仲裁。

If any dispute, controversy or claim ("**Dispute**") arises out of or in connection with this Agreement, the Parties shall use all reasonable endeavors to resolve through friendly consultations. In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were firstly requested in writing by a Party, then any Party may submit the dispute for arbitration in Hong Kong before Hong Kong International Arbitration Center ("**HKIAC**") in accordance with the HKIAC Arbitration Rules then in force.

(a) 仲裁庭应由三(3)名仲裁员组成，一名由买方委任，一名由卖方委任，第三名仲裁员为首席仲裁员，由香港国际仲裁中心委任。

The arbitration tribunal shall consist of three arbitrators, one appointed by the Purchaser, one appointed by the Seller, and the one, the President Arbitrator, shall be appointed by HKIAC.

(b) 仲裁应使用中文和英文进行。

The arbitration proceedings shall be conducted in the English language and Chinese language.

(c) 仲裁裁决应是终局的，对双方具有约束力。

The arbitration award shall be final and binding on the Parties.

(d) 仲裁裁决可通过申请作为拥有管辖权的任何法庭的判决而强制执行，或向该等法庭申请要求协助执行裁决，视具体情况而定。任何仲裁费用应由败诉方支付。各方同意，若一方有必要通过提起任何种类的法律诉讼来强制执行仲裁裁决，被起诉的一方应支付一切合理的费用、开支和律师费，包括（但不限于）要求执行裁决的一方引致的任何额外诉讼或仲裁的费用。

The arbitral award may be enforced by any court having competent jurisdiction over the party or its assets against whom the arbitral award is to be enforced, or be applied to such court for assistant in enforcement, as the case may be. Any cost of arbitration shall be borne by the losing party. The Parties agree that if a Party needs to bring a lawsuit to enforce the arbitration award, the party sued shall bear all reasonable cost, disbursement and legal fee, including but not limited to any extra litigation or arbitration fee incurred by the party requesting enforcement of the award.

9.3 在争议解决期间，双方应在其他一切方面继续履行本协议。

When any dispute occurs and is the subject of friendly consultations or arbitration, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations hereunder

**第十条 通知**

**Article 10 Notice**

10.1 本协议规定一方向另一方发出的通知或书面函件（"**通知**"），均应以中英双语书面制作，并通过以下方式送达第 10.3 条所述之相应方的地址：(a) 专人递送；(b)专递信函；或(c)传真。

An notice or written communication provided for herein by either Party to the other (the "**Notice**"), shall be made in Chinese and English to the address described in Article 10.3 below either (a) by hand; or (b) by courier service delivered letter; or (c) by facsimile.

10.2 所有通知在下述时间即视为已经送达：(a)若采用专人递送，送达指定地址并签署回执或其他送达证明；(b)若采用专递信函，为递交日后第五工作日；(c)若采用传真，为发送传真方的传真及发送的报告确认书(表明已向相关传真号码发送完整的、未中断的传真)上标记的日期。

Notices shall be deemed to have been delivered at the following times: (a) if by hand, on reaching the designated address and subject to return receipt or other

proof of delivery; (b) if by courier, the fifth Business Day after the date of dispatch; and (c) if by fax, upon the next Business Day following the date marked on the confirmation of transmission report by the sender's fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

10.3 就第 10.1 条而言，双方地址另行约定（协议双方可随时根据第 10.1 条规定通知另一方变更通知送达地址）。

As to Section 10.1, both parties' addresses can be separately notified (both parties can notify each other anytime about the address change according to Section 10.1.)

## 第十一条 其他

## Article 11 Miscellaneous

11.1 不竞争

Non-compete

(a) 本协议签署后，买方将根据公司董事会的任命担任公司和/或广州大峡谷总经理/总裁/首席执行官职务，按照公司和/或广州大峡谷与之签署的聘用合同及授权履行职责，首届任期为五年。

After the execution of this Agreement, the purchaser shall take the post of General Manager/ President / Chief Executive Officer in accordance with the appointment of the Board of Directors of the Company and / or Guangzhou Canyon and conduct its duties according to the employment contract entered into between him and the Company and/or Guangzhou Canyon and the authorization thereof. The term of the first General Manager is five years.

(b) 在本协议签署后，买卖各方应本着相互协同、互惠互利、共同发展的原则，避免相互之间在产品、销售区域等发生竞争，如遇股东各方、广州大

峡谷出现产品和销售区域竞争时，股东各方或广州大峡谷应主动协调，协商解决。

After the execution of this Agreement, the Parties hereof shall avoid any occurrence of competition between themselves in products and sale territories etc. on the principles of mutual co-ordination, mutual benefits and interests and common development. In the event that a competition situation occurs among the Shareholders of the Company and Guangzhou Canyon in products or sale territories, the Shareholders or Guangzhou Canyon shall actively co-ordinate with each other and settle it through consultation.

11.2 检查权

Access

卖方应确保本协议签署之日起，买方及其授权的任何人应被赋予充分的权利查访公司以及广州大峡谷的员工、房产、工厂、机器、账薄、记录及文件，并且，公司应通知其董事及职员在买方要求时应立即向买方或其授权的任何人提供与公司相关的所有信息。并且，买方有权自行决定委派审计公司和律师事务所对公司及广州大峡谷进行尽职调查。

The Seller shall procure that as from the date of this Agreement the Purchaser and any persons authorized by it shall be given full access to the employees, premises, plant, machinery, books of account, records and documents of the Company and Guangzhou Canyon and the directors and employees of the Company and Guangzhou Canyon shall be instructed to give promptly to the Purchaser and any persons authorized by it all information in relation to the Company and Guangzhou Canyon that the Purchaser may request. And the Purchaser shall have the right to appoint auditing firms and law firms at its discretion to carry out auditing and legal due diligence upon the Company and Guangzhou Canyon.

11.3 签约后义务

Post-execution Obligations

除日常生产经营管理、以及买方事先书面同意外，卖方在依据本协议的条款交割完成或本协议终止前（以较早者为准）应确保公司及广州大峡谷或其关联方均不会：

Except for the need of the daily operation and management and being agreed in writing by the Purchaser in advance, the Seller shall, before the Closing hereof or termination of this Agreement (whichever is earlier), procure and ensure that the Company and Guangzhou Canyon and their Affiliates shall not:

(a) 从事不属于正常业务程序的行为；或

Carry out any conducts not in the ordinary business; or

(b) 就公司任何账面价值超过 50 万美元的资产进行任何处置、收购、借贷、支出、创设担保或担保的展期（包括但不限于保证、抵押、质押、留置、负担或任何第三方权利）、分红、投资、出资、合资、合伙、收益分成以及公司或广州大峡谷减少股本或注册资本等。

make any disposal of any assets of the Company with book value in excess of USD$50,0000, inter alias in the form of acquisition, loan, cost, creation or renewal of security (including without limitation guarantee, mortgage, pledge, lien, encumbrance or any other third party right), dividend, investment, capital contribution, joint ventures, partnership, profit sharing; or decrease the share capital or registered capital of the Company or Guangzhou Canyon.

11.4 公告及保密

Announcement and Confidentiality

(a) 除非根据适用法律、法庭命令或政府监管机构（包括但不限于买方上市的交易所）的要求，本协议的任何一方，不论公司或广州大峡谷，在未得买方事先书面同意前，不可向任何报章或人士或机构发出任何通告或发放或透露任何与本协议、本协议有关的数据或资料（除向它们各自的承担保密义务的专业顾问披露以外）。

Save as required by any applicable law, court order, or any governmental or regulatory authorities (including without limitation the stock exchange on which the Purchaser listed), neither the Company nor Guangzhou Canyon shall make any announcement of or release or disclose any information concerning this Agreement or the transaction contemplated hereof to any newspapers, or any persons or institutions (save as disclosed to their respective professional advisers under a duty of confidentiality) without the prior written consent of the Purchaser.

(b) 本条在交割或本协议终止时仍然有效。

This Article shall remain effective notwithstanding Closing or termination of this Agreement.

11.5 转让

Assignment

本协议对协议双方的继承人及受让人具有约束力并为有效。未经对方事先书面同意，任何一方不得转让本协议。

This Agreement shall be binding on and shall ensure for the benefit of the successors and assigns of the Parties hereto but shall not be assigned by any party without the prior written consent of the other Parties hereto.

11.6 成本和费用

Cost and Expenses

卖方及买方均须各自承担因谈判、准备、签订和实施本协议而产生的法律和专业费用、成本及其他开支。与本协议相关的印花税由买卖各方共同平均分担。除本协议上款规定的情形外，卖方应单独承担任何及所有与转让股份的买卖或与卖方在自本协议项下的股份买卖获得的收益相关的税务责任。

Each of the Parties hereto shall bear their own legal and professional fees, costs and expenses incurred by the Parties hereto in the negotiation, preparation, execution and completion of this Agreement. The stamp duty incurred in connection with this Agreement shall be borne by the Seller and the Purchaser in equal shares. The Seller shall be solely liable and responsible for any and all

taxes in connection with the sale and transfer of the Sale Shares, or on the profit derived by the Seller from such sale and transfer of the Sale Shares hereof.

11.7 接收传票人

Process Agent

(a) 买方传票接收人地址为香港九龙尖沙咀东科学馆道 1 号康宏广场 6 楼 607 室，接收在香港由于与本协议有关的仲裁或其他法律或申索程序向其发出的传票、令状、仲裁或其他法律文件（以下简称"**传票文件**"）。

The process agent of the Purchaser, namely with his address at UNIT 607,6/F., CONCORDIA PLAZA, SCIENCE MUSEUM ROAD, TSIM SHATSUI EAST,KOWLOON,HONGKONG, shall receive on behalf of it in Hong Kong any of the summons, writs, arbitral or other legal documents of the arbitration or other legal or claim procedures in relation to this Agreement (hereinafter referred to as "**Summon Documents**").

(b) 如任何该等传票文件已送达传票接收人，则视为有关传票文件已妥为送达。

Any such Summon Documents will be deemed to have been duly served on a Party if they are served on the process agent(s).

11.8 可分割性

Severability

若本协议的任何条款在任何时候和在任何方面为或变为无效、不合法、不可强制执行或不能履行，本协议其余条款的有效性、合法性、可强制执行性或履行不会受到任何形式的影响或损害。

If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

11.9 全部协议

Entire Agreement

本协议及其所有附件与附录构成各方就本协议项下股份买卖的全部协议，并取代以往所有以口头、书面或其他形式所作的与之相关的建议、陈述、保证、协议或承诺，并且(除本协议明确规定或保留外)，任何一方均没有依赖任何该等建议、陈述、保证、协议或承诺。

This Agreement together with its Schedules constitutes the entire agreement and understanding between the Parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and (save as expressly provided or reserved herein) neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

11.10 时间

Time

(a) 时间为本协议要件，各方应在本协议约定的履行期限内履行各自的义务。

Time shall be of the essence of this Agreement. The Parties hereto shall perform their respective obligations within the performance period as agreed in this Agreement.

(b) 时间或者本协议任何一方给与另一方时间上的宽限均不应视为或以任何方式诠释为其放弃在本协议中可享有的权利和补偿。

No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

11.11 生效及文本

Effectiveness and Counterpart

(a) 本协议自双方签字盖章后生效。

This Agreement shall come into effect after signature.

(b) 本协议以中、英文本签署，正本一式六份，买卖双方各持三份，均具有同等法律效力。当翻译上有出入时，将以英文版为准。

This Agreement is executed in English and Chinese in six counterparts. Each Party shall hold three copies, and all of the copies shall have the same effect. Where there is a difference in translation, the English version shall control.

（以下无正文）

(the remaining left blank)

兹见证，本协议双方已于本协议首页所载日期通过正式授权的代表签署本协议

。

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set forth above.

| | |
|---|---|
| 卖方：<br>Seller" | 买方：<br>Purchaser: |
| 签署：_______________<br>By: | 签署：_______________<br>By: |
| 姓名：<br>Name | 姓名：<br>Name: |
| 身份证号：<br>ID No." | 职务：<br>Title: |
| 国籍：<br>Nationality: | 国籍：<br>Nationality: |

## 附件一 卖方、买方及转让股份资料

## Schedule 1 The Seller, the Purchaser and the Sale Shares

| | |
|---|---|
| **卖方：<br>Seller:** | |
| 姓名：<br>Name: | 李瑞盘<br>Li Sui Poon |
| 身份证号：<br>ID Number: | N/A |
| 住所：<br>Domicile: | Hong Kong, PRC |

| | |
|---|---|
| **买方：<br>The Purchaser:** | |
| 名称：<br>Name: | China Water & Drinks Inc. (中国水饮料集团) |
| 公司编号：<br>Company No. | E0017472005-3<br>E0017472005-3 |
| 注册地址：<br>Registered Address: | 9101 West Sahara Suite 105-195, Las Vegas, NV 89117, USA |
| 成立时间：<br>Date of Incorporation: | 2005 年 2 月 8 日<br>February 8, 2005 |

| | |
|---|---|
| **转让股份：<br>Sale Shares:** | |
| 编号：<br>Share No.: | 1 至 1，共 1 股<br>From one to one, one share(s) in all |
| 类型：<br>Type: | 普通股<br>common shares |
| 比例：<br>Ratio | 占公司已经发行股份的 100%<br>Accounting for 100% of the issued shares of the Company |

## 附件二　公司资料

**Schedule 2 The Company**

| | |
|---|---|
| 公司名称：<br>Name: | PROSPER FOCUS ENTERPRISE LIMITED<br>(华鼎企业有限公司) |
| 公司编号：<br>Registration No. | 1121025 |
| 注册地址：<br>Registered Address: | ROOM D, 11 1F.,8 HART AVENUE,8-10 HART AVENUE,TSIM SHA TSUI,KOWLOON |
| 成立时间：<br>Date of Establishment: | 2007 年 4 月 4 日<br>April 4, 2007 |
| 法定股本：<br>Authorized Share Capital: | 10，000 港币分为 10，000 股普通股<br>HKD 10,000 DIVIDED INTO 10,000 SHARES |
| 已发行股本：<br>Issued Share Capital: | 1 港币分为 1 股普通股<br>HKD 1 /1 COMMON SHARE |
| 注册股东：<br>Registered Shareholder: | 李瑞盘，持有 1 股普通股<br>Li Sui Poon, holding ONE common share |
| 董事：<br>Director(s): | 李瑞盘<br>Li Sui Poon |

## 附件三　交割文件

**Schedule 6 Deliveries at Closing**

1 在交割日，卖方应向买方交付下列文件：

On the Closing Date, the Seller shall deliver to the Purchaser, the following documents:

1.1 经卖方适当签署的关于股份转让的股份转让文书和股份买卖票据，连同有关转让股份的股份证书正本，以及显示转让股份自发行之日起的权属或与之有关的文件，包括但不限于有关信托陈述书（如有）、转让股份在本协议签署之前发生的所有转让或变更之有关转让或变更文书等；

Transfer note and instrument for transfer in respect of the Sale Shares together with the relative original share certificates, and other relevant documents indicating the title or relating to the title as of the date of issuance of the Sale Shares, including without limitation relevant declaration of trust (if any), and the relevant transfer or alteration documents concerning all of the transfer or alteration of the Sale Shares which occur before the date of this Agreement.

1.2 以一种合理的买方接受的形式体现的能证明本协议先决条件得以满足的证明，包括但不限于：

Evidence in a form reasonably satisfactory to the Purchaser of satisfaction of the Conditions Precedent, including without limitation:

(a) 公司合法拥有广州大峡谷的证明文件，包括但不限于经买方核证的与原件核对一致的广州大峡谷批准证书复印件、营业执照复印件、章程复印件、以及显示公司为广州大峡谷 67%股权持有者的中国注册会计师出具的验资报告；

documents evidencing that Guangzhou Canyon has been legally owned by the Company, including without limitation the photocopies of the Approval Certificate, Business License, the Articles of Association and the Capital Verification Report issued by PRC certified public accountants which indicates the Company holds 67% ownership in Guangzhou Canyon;

(b) 广州大峡谷新任董事的任职文件及经中国工商机关备案的新一届董事会成员名单。

Documents concerning appointment of new directors of Guangzhou Canyon and the list of the new board members filed with relevant PRC Industrial and Commercial Authority.

(c) 公司新任董事的任职文件及经香港有关公司注册机关注册的公司新一届董事会成员名单。

Documents concerning appointment of new directors of the Company and the list of the new board members registered with relevant companies registry in Hong Kong.

(d) 管理报表日当月的月度管理报表；

Monthly Management Accounts for that current month of the Management Accounts Date;

(e) 一份经核证为真实的、内容经买方认可的、公司董事会会议纪要副本，载明全体董事同意：(1)卖方与买方签署本协议，并按照本协议的约定将卖方的股份转让给与买方；(2)在有关印花税已交妥的前提下，把有关股份转让登记于公司的簿册，并向买方签发转让股份的股票；及(3)委任买方提名为公司董事的该等人士，并自交割日起生效。

A certified true copy of the minutes of a meeting of the board of directors of the Company (the contents thereof having been accepted by the Purchaser) at which the directors have approved: (i) the execution of this Agreement by the Seller and the Purchaser whereby the Seller proposes to transfer the Sale Shares to the Purchaser pursuant to this Agreement; (ii) the registration of the relevant shares transfer into the books of the Company and issuance of share certificates to the Purchaser in respect of the Sale Shares under the condition that all relevant stamp tax have been duly paid in; and (iii) the appointment of such persons as the Purchaser may nominate as directors of the Company taking effect from the Closing Date.

(f) 买方要求的其他文件

any other document required by the Seller

**2 在交割日，买方应向卖方交付下列文件：**

On the Closing Date, the Purchaser shall deliver to the Seller, the following documents:

2.1 其董事会批准本协议所述交易的董事会决议复印件。

The copy of board resolution of the Purchaser approving the contemplated transaction hereunder.

2.2 卖方要求的其他文件

Any other document required by the Purchaser